EXHIBIT 99.1
FOR IMMEDIATE RELEASE

NEWS RELEASE

PeopleSupport Reports Record Revenues for Fourth Quarter and Fiscal Year 2004

LOS ANGELES, CA (February 28, 2005) – PeopleSupport, Inc. (NASDAQ: PSPT), an offshore business process outsourcing (BPO) provider that offers customer management and accounts receivable management services for U.S.-based clients from its facilities in the Philippines, today announced financial results for its fourth quarter and fiscal year ended December 31, 2004.

•	PeopleSupport reported record revenues of $12.6 million for the quarter ended December 31, 2004, an increase of 47% over the same period in 2003 and 5% over the third quarter of 2004.

•	Net income, which is presented in accordance with generally accepted accounting principles (GAAP), for the fourth quarter of 2004 was $3.3 million or $0.18 per diluted share, as compared with net income of $3.1 million or $0.23 per diluted share for the fourth quarter of 2003.

•	Net income for the fourth quarter of 2004 reflected certain income and expense items that PeopleSupport considers to be significant and outside the ordinary course of business. These included: a charge of $5.3 million for payments under the company’s 2002 management incentive plan (MIP) in connection with the company’s initial public offering (IPO) and a charge of $0.4 million of non-cash, stock-based compensation relating to pre-IPO stock options. The company also recorded a $6.8 million income tax benefit associated with deferred tax valuation allowance adjustments. The MIP charges impacted both cost of revenues and selling, general and administrative expenses because cash payments were made and accrued to employees in both categories. The cost of revenue portion of the MIP was $0.8 million and the SG&A portion of the MIP was $4.5 million.

•	Our management, as well as some Wall Street analysts and investors, use non-GAAP measures to analyze our operating results. Excluding the MIP, stock-based compensation charges and deferred tax valuation allowance adjustments, pro forma net income for the fourth quarter 2004 was $2.1 million or $0.11 per diluted share based on 18.5 million weighted average shares outstanding. Management believes the items excluded from the pro forma calculations do not reflect the company’s operating performance because they relate to events not in the ordinary course of business, the effects of which were recognized in previous quarters. Management believes the non-GAAP measures therefore are useful for evaluating the company’s operating performance. See “Use of Non-GAAP Measures” below and the attached Pro Forma Consolidated Statements of Operations for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

“PeopleSupport delivered an excellent quarter, and we are proud of our achievements throughout 2004,” said Lance Rosenzweig, PeopleSupport’s Founder, Chairman and Chief Executive Officer. “With fourth quarter 2004 revenue growth of 47% year-over-year, revenues surpassed expectations due to recent client pilot programs ramping up and existing clients experiencing higher than expected volume increases. PeopleSupport’s college-educated, fluent English speaking eReps provide what we believe is a unique offering by up-selling and cross-selling complementary products and services to end customers. Providing world-class services, with a sales oriented differentiation, has enabled PeopleSupport to establish strong, long-term relationships with market leading clients.”

“According to analysts, the offshore outsourcing industry is gaining significant momentum and the transfer of professional services to offshore locations continues to accelerate. U.S.-based companies have begun to realize the benefits offered by offshore providers are not limited to lower costs. Benefits also include lower attrition rates among employees and higher quality of service. While several offshore locations provide lower labor costs, few, if any, offer the high quality American English language skills found in the Philippines,” continued Rosenzweig.

Q4 Financial Highlights

Revenues – For the fourth quarter of 2004, PeopleSupport reported revenues of $12.6 million, representing 47% growth over the fourth quarter of 2003 and 5% over the third quarter of 2004. Revenue growth was primarily driven by increased volumes across several industry segments, including travel and hospitality, along with an expansion of new client business volume.

Cost of Revenues – During the fourth quarter of 2004, cost of revenues were $8.1 million (which includes a MIP component charge of $0.8 million) as compared with $3.8 million in the fourth quarter of 2003. Cost of revenues, as a percentage of revenues, increased due to additional expenses related to increased capacity to accommodate ongoing and anticipated growth. This includes increased operational and management staff, including expatriates, non-cash pre-IPO stock based compensation charges and an increased investment in facilities and infrastructure.

Income from Operations – PeopleSupport’s fourth quarter 2004 operating loss was $3.9 million, which includes combined MIP and stock based compensation charges of $5.7 million, as compared with operating income of $3.2 million in the fourth quarter of 2003, which includes a restructuring charge reversal of $0.7 million.

Income Taxes – In the fourth quarter of 2004, PeopleSupport recorded a reversal of a portion of its deferred tax valuation allowance. This is due to the fact that the company has become profitable and, as a result, has determined that it is more likely than not that a portion of the deferred tax assets will be realized. In the fourth quarter of 2004, PeopleSupport recorded a benefit for income taxes of $6.8 million associated with the release of certain valuation allowances.

Net Income – Net income for the fourth quarter of 2004 was $3.3 million or $0.18 per diluted share, as compared with net income of $1.9 million or $0.14 per diluted share for the third quarter of 2004 and $3.1 million or $0.23 per diluted share for the fourth quarter of 2003. Pro forma net income, excluding MIP charges of $5.3 million, $0.4 million of stock-based compensation charges, and the deferred tax valuation allowance adjustment of $6.8 million, was $2.1 million or $0.11 per diluted share for the fourth quarter of 2004. Pro forma net income, excluding $0.1 million of stock based compensation charges, was $3.2 million or $0.24 per diluted share for the fourth quarter of 2003.

Fiscal Year 2004 Financial Highlights

Revenues – PeopleSupport reported revenues for 2004 of $44.5 million, a 48% increase over the $30.0 million reported for fiscal year 2003. PeopleSupport experienced growth from both existing and new clients signed during 2004.

Cost of Revenues – For 2004, cost of revenues was $25.3 million, which includes cost of revenue related MIP charges of $0.8 million, up from $12.9 million for 2003. Cost of revenues increased due to additional expenses related to increased revenues and scale of operations, including increased operational and management staff as well as non-cash pre-IPO stock based compensation charges and an investment in expatriate and Philippine management talent.

Income from Operations – PeopleSupport’s 2004 operating income was $1.2 million, representing a full year operating margin of 3%. Excluding MIP and stock based compensation charges of $7.1 million, pro forma operating income for 2004 was $8.3 million. Excluding stock based compensation charges of $0.1 million, pro forma operating income for 2003 was $8.3 million. With continued growth, PeopleSupport increased its general headcount, production seats and management staff during the year.

Net Income – Net income for 2004 was $8.3 million or $0.55 per diluted share, as compared with net income of $8.0 million or $0.64 per diluted share for 2003. Excluding MIP and stock-based compensation charges of $7.1 million and the deferred tax valuation allowance of $6.8 million, pro forma net income was $8.6 million or $0.57 per diluted share for 2004, as compared with pro forma net income of $8.1 million or $0.65 per diluted share for 2003, which excludes $0.1 million of stock based compensation charges.

Cash Flow – Net cash provided by operating activities for the twelve months ended December 31, 2004 and 2003 was $4.8 million and $10.8 million, respectively. Net cash provided by operating activities for 2004 includes $5.3 million paid to management under the MIP in connection with the company’s IPO. Net cash used in investing activities for the twelve months ended December 31, 2004 and 2003 was $5.9 and $3.6 million, respectively. Capital expenditures were $7.0 million in the twelve months ended December 31, 2004 as compared to $3.4 million in the twelve months ended 2003. Capital expenditures predominately consist of investments in infrastructure and the expansion of delivery capabilities, including the new PeopleSupport Center. Net cash provided by financing activities for the twelve months ended December 31, 2004 was $30.5 million, primarily comprised of net IPO proceeds of $31.6 million, as compared to net cash used in finance activities of $0.2 million for the twelve months ended December 31, 2003.

Cash – As of December 31, 2004, PeopleSupport had cash and cash equivalents totaling $41.6 million.

As of December 31, 2004, PeopleSupport employed approximately 3,600 employees worldwide, compared to approximately 1,800 employees at the end of 2003.

Business Outlook

For the first quarter of 2005, the company expects revenue to be between $12.8 million and $13.2 million. For the same period, the company expects net income to be between $1.5 million and $1.8 million, and diluted earnings per share to be $0.08 to $0.09. Excluding MIP charges of $0.1 million and stock based compensation charges of $0.2 million, respectively, pro forma net income for the first quarter 2005 is expected to be between $1.8 million and $2.1 million. Pro forma diluted earnings per share for the first quarter of 2005 are expected to be between $0.10 and $0.11.

For the full year 2005, revenue is expected to be between $55.0 million and $58.0 million. For the year, the company expects net income to be between $7.5 and $8.3 million, and diluted earnings per share to be $0.39 to $0.43. Excluding MIP charges of $0.3 million and stock based compensation charges of $1.0 million, respectively, pro forma net income for fiscal year 2005 is expected to be between $8.8 million and $9.6 million. Pro forma diluted earnings per share for fiscal 2005 are expected to be between $0.46 and $0.50. 2005 guidance includes public company of approximately $3.0 million, including estimated Sarbanes Oxley 404 compliance costs. Guidance does not include the impact of any stock based compensation charges as required by Statement of Financial Accounting Standards (SFAS) 123R.

Conference Call with Management

PeopleSupport’s executive management will host a conference call for investors and all interested parties today at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time). The call will be broadcast over the Internet. To listen to the event via the Internet, please follow the instructions that will be available on the investor relations section of PeopleSupport’s website at www.peoplesupport.com. A replay of the conference call will be available on the company’s website for an extended period of time.

About PeopleSupport

PeopleSupport, Inc. (Nasdaq: PSPT), is an offshore business process outsourcing (BPO) provider that offers customer management, and accounts receivable management services for U.S.- based clients from its facilities in the Philippines. PeopleSupport is one of the largest outsourced service providers in the Philippines based on the size of its workforce, with over 3,600 college-educated, fluent English speaking Philippine personnel. Headquartered in Los Angeles, California, PeopleSupport provides services to U.S.- based clients in a variety of industries, including travel and hospitality, technology, telecommunications, retail, consumer products and financial services. For more information, visit www.peoplesupport.com.

PeopleSupport Press & Investor Contact:

Peter Hargittay
Marketing and Communications
PeopleSupport, Inc.
T: 310.824.6182
F: 310.824.6299
phargittay@peoplesupport.com
www.peoplesupport.com

Forward Looking Statement

Certain statements in this press release, including without limitation, those related to anticipated revenues, net income and earnings for the quarter ending on March 31, 2005, forecasts of future earnings and earnings per share, anticipated revenue for the year ending December 31, 2005, expectations regarding expenses, industry and company trends, and market opportunities are forward looking. The company generally identifies forward-looking statements by using such terms as “may,” “will,” “could,” “should,” “potential,” “continue,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or similar phrases or the negatives of such terms. The company bases these statements on management’s beliefs as well as assumptions using information currently available. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: the company’s dependence on a limited number of clients; negative public reaction to offshore outsourcing; unanticipated technological changes and requirements, including changes that reduce the demand for the company’s services; competitive conditions in the markets the company serves; the company’s ability to manage growth; risks associated with operations in the Philippines; changes in government regulations; and other risks identified from time-to-time in the company’s SEC filings. These forward-looking statements represent estimates and assumptions only as of the date they are made. The company undertakes no obligation to update or revise these forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. You should, however, review the factors and risks described in reports and registration statements that the company files from time to time with the SEC.

Use of Non-GAAP Measures

The company uses certain financial measures of performance derived from consolidated financial information that are not prepared in accordance with generally accepted accounting principles, or GAAP, and are considered “non-GAAP financial measures” under SEC rules. These non-GAAP measures include net income and net income per share before significant items that management considers outside the ordinary course of business, including required payments under the company’s 2002 management incentive plan as a result of its IPO, non-cash stock-based compensation charges relating to pre-IPO stock options issued at less than fair market value, and income tax benefits associated with deferred tax valuation allowance adjustments. The company uses this information to supplement its consolidated financial statements presented in accordance with GAAP. In management’s opinion, the adjustments described above are significant in the period and not reflective of the company’s actual or projected performance of operations for the following principal reasons: (i) payments under the management incentive plan were made in connection with the company’s IPO; (ii) post-IPO the company does not plan to grant any options with an exercise price that is less than fair market value; and (iii) the release of a portion of the deferred tax valuation allowance is a discrete event based on a determination that it is more likely than not that a portion of the deferred tax assets will be utilized for the foreseeable future. The company will continue to assess the likelihood of deferred tax asset utilization and to the extent that the company determines that it is more likely than not that an additional portion of deferred tax assets will be utilized, an adjustment will be made at that time. Management internally evaluates operating performance, in part, for historical and planning purposes by excluding these items. The impact of the release of a portion of the deferred tax valuation allowances was fully recognized in the fourth quarter of 2004. The company currently anticipates incurring charges related to payments under the management incentive plan and stock-based compensation charges of approximately $0.1 million and $0.3 million per quarter in 2005 and in subsequent years through 2008.

Management believes these non-GAAP measures provide investors a useful comparison of period-to-period trends in the company’s core business. Management also uses these measures, and believes it is useful to investors, for evaluating growth relative to that of the company’s publicly reporting competitors. You should not construe the presentation of non-GAAP measures as an indication that the company’s future results will be unaffected by charges management considers to be outside the ordinary course of business. Additionally, non-GAAP measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analyzing results reported under GAAP. For example, net income and net income per share before the above-described material items that management considers outside the ordinary course of business do not reflect the impact of payments under the company’s management incentive plan. Management compensates for these limitations by relying primarily on GAAP results and using these non-GAAP measures only as a supplemental measure. The accompanying tables include more information on GAAP financial measures that are most directly comparable to the non-GAAP measures we use and the reconciliations between these financial measures.

PEOPLESUPPORT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME (LOSS)
(Unaudited, in thousands, except per share data)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenues	$12,579	$8,564	$44,511	$30,013
Cost of revenues (exclusive of depreciation shown below)	7,328	3,798	24,483	12,921
Management incentive plan- cost of revenues	788	—	788	—
Selling, general and administrative	2,994	1,603	9,721	6,134
Management incentive plan- selling, general and administrative	4,549	—	4,549	—
Depreciation and amortization	1,034	710	3,927	3,166
Gain on sale of receivable portfolios	(172)	—	(172)	—
Restructuring charges	—	(711)	(22)	(345)

Income (loss) from operations	(3,942)	3,164	1,237	8,137
Interest expense	—	1	—	3
Interest income	174	21	231	75
Other expense (income)	3	(2)	7	(8)

Income (loss) before provision for income taxes	(3,771)	3,186	1,461	8,217
Provision (benefit) for income taxes	(7,034)	91	(6,863)	231

Net income	3,263	3,095	8,324	7,986
Foreign currency translation adjustment	(141)	(3)	(140)	(3)
Unrealized loss on securities	(4)	—	(4)	—

Comprehensive income	$3,118	$3,092	$8,180	$7,983

Basic earnings per share	$0.19	$1.22	$1.39	$3.15
Diluted earnings per share	$0.18	$0.23	$0.55	$0.64
Basic weighted average shares outstanding	16,993	2,534	5,996	2,533
Diluted weighted average shares outstanding	18,487	13,397	15,012	12,560

PEOPLESUPPORT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	As of December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$41,583	$12,151
Restricted short-term cash equivalent	422	101
Accounts receivable, net of allowance for doubtful accounts of $451 and $553	5,560	2,476
Investment in receivable portfolios	7	622
Prepaid expenses and other current assets	1,633	1,217

Total current assets	49,205	16,567
Property and equipment, net	7,407	4,829
Restricted long-term cash equivalent	—	550
Deferred compensation costs	940	—
Deferred tax assets	6,829	—
Other long-term assets	699	589

Total assets	$65,080	$22,535

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,346	$1,031
Accrued liabilities	2,527	2,478
Management incentive plan obligation	342	—
Deferred revenue	1,888	1,235
Reserve for restructuring	—	25
Other current liabilities	106	—

Total current liabilities	6,209	4,769
Management incentive plan obligation	684	—
Deferred rent	117	267
Other long-term liabilities	135	—

Total liabilities	7,145	5,036

Commitments and contingencies

Redeemable convertible preferred stock, $.001 par value; authorized 4,000 shares:
Convertible Series A preferred stock --- $.001 par value; designated 712 shares; 0 and 712 shares issued and outstanding at December 31, 2004 and 2003, respectively, liquidation preference over common stockholders of $1,302	—	1,286
Convertible Series B preferred stock --- $.001 par value; designated 3,848 shares; 0 and 2,239 shares issued and outstanding at December 31, 2004 and 2003, respectively, liquidation preference over common stockholders of $6,134	—	6,098
Convertible Series C preferred stock --- $.001 par value; designated 3,289 shares; 0 and 3,289 shares issued and outstanding at December 31, 2004 and 2003, respectively, liquidation preference over common stockholders of $17,571	—	17,515
Convertible Series D preferred stock --- $.001 par value; designated 3,378 shares; 0 and 3,149 shares issued and outstanding at December 31, 2004 and 2003, respectively, liquidation preference over common stockholders of $49,268	—	49,211
Stockholders’ equity (deficit)
Common stock, $.001 par value; authorized 87,000 shares; 18,015 and 2,536 shares issued and outstanding at December 31, 2004 and 2003, respectively	40	7
Additional paid-in capital	112,492	6,399
Accumulated deficit	(53,043)	(61,367)
Accumulated other comprehensive income	80	224
Deferred stock compensation	(1,634)	(1,874)

Total stockholders’ equity (deficit)	57,935	(56,611)

Total liabilities, preferred stock and stockholders’ equity (deficit)	$65,080	$22,535

PEOPLESUPPORT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Twelve months ended
	December 31,
	2004	2003
OPERATING ACTIVITIES:
Net income	$8,324	$7,986
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,927	3,166
Provision for doubtful accounts	(51)	293
Stock-based compensation	1,774	119
Amortization of deferred compensation costs	85	—
Gain on sale of receivable portfolio	(172)	—
Non-cash restructuring charges	—	427
Reduction of excess accrual for restructuring	(22)	(974)
Loss on disposal of property and equipment	313	—
Deferred income taxes	(6,829)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,032)	270
Prepaid expenses and other assets	(404)	(624)
Other long-term assets	(118)	(49)
Accounts payable and accrued liabilities	370	765
Deferred revenue	652	163
Reserve for restructuring	—	58
Cash payments on restructuring reserve	(3)	(758)

Net cash provided by operating activities	4,814	10,842

INVESTING ACTIVITIES:
Purchases of receivable portfolios	—	(723)
Collections applied to principal of receivable portfolios	510	101
Proceeds from sale of receivable portfolios	355	—
Purchase of property and equipment	(6,950)	(3,370)
Restricted cash equivalent	228	349

Net cash used in investing activities	(5,857)	(3,643)

FINANCING ACTIVITIES:
Payments of capital lease obligation	—	(59)
Repayments of note payable	—	(166)
Repurchase of common stock	(1,350)	—
Proceeds from the exercise of warrants to purchase redeemable preferred stock	157	—
Proceeds from initial public offering	34,820	—
Public offering costs	(3,250)	—
Proceeds from the exercise of stock options	104	1

Net cash provided by (used in) financing activities	30,481	(224)
Effect of exchange rate changes on cash	(6)	(3)

Net increase in cash and cash equivalents	29,432	6,972
Cash and cash equivalents, beginning of year	12,151	5,179

Cash and cash equivalents, end of period	$41,583	$12,151

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid for the period	$—	$3
Taxes paid for the period	392	15

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Conversion of preferred to common stock	$74,268	$—

PEOPLESUPPORT, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2004
		Adjustment relating to:
				Tax benefit
				associated
				with deferred
		Non-cash		tax valuation
		stock based	Management	allowance
	As Reported	compensation	incentive plan	adjustment	Pro Forma

Revenues	$12,579				$12,579
Cost of revenues (exclusive of depreciation shown below)	7,328	$(122)			7,206
Management incentive plan- cost of revenues	788		$(788)		—
Selling, general and administrative	2,994	(285)			2,709
Management incentive plan- selling, general and administrative	4,549		(4,549)		—
Depreciation and amortization	1,034				1,034
Gain on sale of receivable portfolios	(172)				(172)
Restructuring charges	—				—

Income (loss) from operations	(3,942)				1,802
Interest expense	—				—
Interest income	174				174
Other expense (income)	3				3

Income before provision (benefit) for income taxes	(3,771)				1,973
Provision (benefit) for income taxes	(7,034)		54	$6,829	(151)

Net income	$3,263				$2,124

Basic earnings per share	$0.19				$0.12
Diluted earnings per share	$0.18				$0.11

Basic weighted average shares outstanding	16,993				16,993
Diluted weighted average shares outstanding	18,487				18,487

PEOPLESUPPORT, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31, 2003
		Adjustment relating to:
				Tax benefit
				associated
				with deferred
		Non-cash		tax valuation
		stock based	Management	allowance
	As Reported	compensation	incentive plan	adjustment	Pro Forma

Revenues	$8,564				$8,564
Cost of revenues (exclusive of depreciation shown below)	3,798	$(54)			3,744
Management incentive plan-cost of revenues	—				—
Selling, general and administrative	1,603	(51)			1,552
Management incentive plan-selling, general and administrative	—				—
Depreciation and amortization	710				710
Restructuring charges	(711)				(711)

Income from operations	3,164				3,269
Interest expense	1				1
Interest income	21				21
Other expense (income)	(2)				(2)

Income before provision for income taxes	3,186				3,291
Provision for income taxes	91				91

Net income	$3,095				$3,200

Basic earnings per share	$1.22				$1.26
Diluted earnings per share	$0.23				$0.24

Basic weighted average shares outstanding	2,534				2,534
Diluted weighted average shares outstanding	13,397				13,397

PEOPLESUPPORT, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Twelve Months Ended December 31, 2004
		Adjustment relating to:
				Tax benefit
				associated
				with deferred
		Non-cash		tax valuation
		stock based	Management	allowance
	As Reported	compensation	incentive plan	adjustment	Pro Forma

Revenues	$44,511				$44,511
Cost of revenues (exclusive of depreciation shown below)	24,483	$(566)			23,917
Management incentive plan-cost of revenues	788		$(788)		—
Selling, general and administrative	9,721	(1,208)			8,513
Management incentive plan-selling, general and administrative	4,549		(4,549)		—
Depreciation and amortization	3,927				3,927
Gain on sale of receivable portfolios	(172)				(172)
Restructuring charges	(22)				(22)

Income from operations	1,237				8,348
Interest expense	—				—
Interest income	231				231
Other expense (income)	7				7

Income before provision (benefit) for income taxes	1,461				8,572
Provision (benefit) for income taxes	(6,863)		54	$6,829	20

Net income	$8,324				$8,552

Basic earnings per share	$1.39				$1.43
Diluted earnings per share	$0.55				$0.57

Basic weighted average shares outstanding	5,996				5,996
Diluted weighted average shares outstanding	15,012				15,012

PEOPLESUPPORT, INC. AND SUBSIDIARIES
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Twelve Months Ended December 31, 2003
		Adjustment relating to:
				Tax benefit
				associated
				with deferred
		Non-cash		tax valuation
		stock based	Management	allowance
	As Reported	compensation	incentive plan	adjustment	Pro Forma

Revenues	$30,013				$30,013
Cost of revenues (exclusive of depreciation shown below)	12,921	$(61)			12,860
Management incentive plan-cost of revenues	—				—
Selling, general and administrative	6,134	(58)			6,076
Management incentive plan-selling, general and administrative	—				—
Depreciation and amortization	3,166				3,166
Restructuring charges	(345)				(345)

Income from operations	8,137				8,256
Interest expense	3				3
Interest income	75				75
Other expense (income)	(8)				(8)

Income before provision for income taxes	8,217				8,336
Provision for income taxes	231				231

Net income	$7,986				$8,105

Basic earnings per share	$3.15				$3.20
Diluted earnings per share	$0.64				$0.65

Basic weighted average shares outstanding	2,533				2,533
Diluted weighted average shares outstanding	12,560				12,560